Press Release
Exhibit 99.1

FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AUTOMOTIVE GROUP
PROVIDES SECOND QUARTER AND FULL YEAR UPDATE

Company Expects to Report Sixth Consecutive Quarter of Year-Over-Year
Double-Digit Growth in Corporate Adjusted EBITDA

Tulsa, Oklahoma, July 7, 2010:  Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) today provided an update on preliminary estimates for second quarter results and its outlook for the full year of 2010.  The Company announced that it expects second quarter Corporate Adjusted EBITDA to be within a range of $70 million to $75 million, up significantly from $20.9 million in the comparable quarter of 2009.  The Company further noted that it recorded approximately $5 million of expenses related to the proposed Hertz transaction during the quarter.  Excluding these transaction costs, Corporate Adjusted EBITDA for the second quarter is projected to be within a range of $75 million to $80 million.

The Company noted that it is lowering its guidance for vehicle rental revenue for the full year of 2010 to an increase of 1 to 2 percent compared to 2009, down from its prior guidance of 2 to 4 percent.  In addition, the Company lowered its expected fleet cost target from $275 per unit per month to a range of $245 to $255 per month.

Based on the Company’s estimated results through the second quarter and its outlook for revenue and fleet costs for the remainder of 2010, the Company expects Corporate Adjusted EBITDA, excluding expenses related to the Hertz transaction, to be within a range of $200 million to $220 million for the full year of 2010.  The Company’s previous guidance range for 2010 was $170 - $190 million, and the Company’s 2009 Corporate Adjusted EBITDA was $99.4 million.

The Company also provided an updated outlook for fleet cost per unit per month for 2011, lowering its outlook for fleet cost to a range of $300 to $310 per month, compared to its previous guidance of $325 per month.  The Company noted that the ongoing positive effects of changes made in its operations and fleet management, combined with solid macroeconomic factors in the used car market, are expected to impact fleet costs in 2011 and beyond.

The above data relating to the second quarter results are preliminary estimates based on information available at this time, and will be updated in conjunction with the Company’s second quarter earnings release.

About Dollar Thrifty Automotive Group, Inc.
Through its Dollar Rent A Car and Thrifty Car Rental brands, Dollar Thrifty has been serving value-conscious leisure and business travelers since 1950.  Dollar Thrifty maintains a strong presence in domestic leisure travel in virtually all of the top U.S. and Canadian airport markets, and also derives a significant portion of its revenue from international travelers to the U.S. under contracts with various international tour operators.

Dollar and Thrifty have approximately 300 corporate locations in the United States and Canada, with approximately 6,000 employees located mainly in North America.  In addition to its corporate operations, the Company maintains global service capabilities through an expansive franchise network of over 1,250 franchises in 81 countries.  For additional information, visit www.dtag.com or the brand sites at www.dollar.com and www.thrifty.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” about our expectations, plans and performance. These statements use such words as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan” and similar expressions. These statements do not guarantee future performance and Dollar Thrifty Automotive Group, Inc. assumes no obligation to update them.  Risks and uncertainties that could materially affect future results include:

•
the impact of our pending acquisition by Hertz Global Holdings, Inc. or developments relating to the proposed transaction, including, among other things, diversion of management’s attention from day-to-day operations, a loss of key personnel, disruption of our operations, an inability to obtain regulatory and stockholder approvals on the terms and schedule contemplated, and the impact of pending or future litigation relating to the proposed transaction;

•
the impact of persistent pricing and demand pressures, particularly in light of the continuing volatility in the global financial and credit markets and concerns about global economic prospects and the timing and strength of a recovery, and whether consumer confidence and spending levels will continue to improve;

•	whether ongoing governmental and regulatory initiatives in the United States and elsewhere to stimulate economic growth will be successful;
•	the impact of pricing and other actions by competitors, particularly as they increase fleet sizes in anticipation of seasonal activity;
•
our ability to manage our fleet mix to match demand and meet our target for vehicle depreciation costs, particularly in light of the significant increase in the level of risk vehicles (i.e., those vehicles not acquired through a guaranteed residual value program) in our fleet and our exposure to the used vehicle market;

•
the cost and other terms of acquiring and disposing of automobiles and the impact of conditions in the used vehicle market on our ability to reduce our fleet capacity as and when projected by our plans;

•	whether efforts to revitalize the U.S. automotive industry are successful, particularly in light of our dependence on vehicle supply from U.S. automotive manufacturers;
•	the effectiveness of actions we take to manage costs and liquidity and whether further reductions in the scope of our operations will be necessary in light of the economic environment;
•	our ability to obtain cost-effective financing as needed (including replacement of asset backed notes and other indebtedness as it comes due)without unduly restricting operational flexibility;

•
our ability to comply with financial covenants or to obtain necessary amendments or waivers, and the impact of the terms of any required amendments or waivers, such as potential reductions in lender commitments;

•
our ability to manage the consequences under our financing agreements of an event of bankruptcy with respect to any of the monoline insurers that provide credit support for our asset backed financing structures;

•
the potential for significant cash tax payments in 2010 as a result of the reduction in our fleet size and the resulting impact of our inability to defer gains on the disposition of our vehicles under our like-kind exchange program;

•	airline travel patterns, including disruptions or reductions in air travel resulting from airline bankruptcies, industry consolidation, capacity reductions and pricing actions or other events;
•	local market conditions where we and our franchisees do business, including whether franchisees will continue to have access to capital as needed;
•	volatility in gasoline prices;
•	access to reservation distribution channels;
•	disruptions in the operation or development of information and communication systems that we rely on, including those relating to methods of payment;
•
the cost of regulatory compliance, costs and other effects of potential future initiatives, including those directed at climate change and its effects, and the costs and outcome of pending litigation; and

•	the impact of natural catastrophes and terrorism.

Forward-looking statements should be considered in light of information in this press release and other filings we make with the Securities and Exchange Commission.

Important Information for Investors and Stockholders
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Hertz has filed with the SEC a preliminary registration statement on Form S-4 (registration statement number 333-167085) that includes a preliminary proxy statement of DTG that also constitutes a preliminary prospectus of Hertz. Hertz and DTG also plan to file other documents with the SEC regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to stockholders of DTG. INVESTORS AND STOCKHOLDERS OF DTG ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Hertz and DTG, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Hertz will be available free of charge on Hertz’s internet website at hertz.com or by contacting Hertz’s Investor Relations Department at 201-307-2100. Copies of the documents filed with the SEC by DTG will be available free of charge on DTG’s internet website at www.dtag.com or by contacting DTG’s Investor Relations Department at 918-669-2119. Hertz, DTG, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DTG in connection with the proposed transaction. Information about the directors and executive officers of Hertz is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 9, 2010.

Information about the directors and executive officers of DTG is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 27, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC when they become available.

Contacts:

Financial:
H. Clifford Buster III
Chief Financial Officer
(918) 669-3277

Investor Relations:
Kindra Marts
Director – Investor Relations
(918) 669-2119

Dollar Thrifty Automotive Group, Inc.
Non-GAAP Measures

Corporate Adjusted EBITDA means earnings, excluding the impact of the (increase) decrease in fair value of derivatives, before non-vehicle interest expense, income taxes, non-vehicle depreciation, amortization, and certain other items as recapped below. The Company believes Corporate Adjusted EBITDA is important as it provides investors with a supplemental measure of the Company's liquidity by adjusting results to exclude certain non-cash items. The items excluded from Corporate Adjusted EBITDA but included in the calculation of the Company's reported results are significant components of its consolidated statement of operations, and must be considered in performing a comprehensive assessment of overall financial performance. Corporate Adjusted EBITDA is not defined under GAAP and should not be considered as an alternative measure of the Company's net income, operating performance, cash flow or liquidity. Corporate Adjusted EBITDA amounts presented may not be comparable to similar measures disclosed by other companies.

Three months
ended June 30,
2010
(in millions)
Reconciliation of Pretax Income to
Corporate Adjusted EBITDA

Pretax income - preliminary estimate	$67-$72

(Increase) decrease in fair value of derivatives	(8)
Non-vehicle interest expense	2
Non-vehicle depreciation	5
Amortization	2
Non-cash stock incentives	2
Long-lived asset impairment	-

Corporate Adjusted EBITDA	$70-$75